UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 4, 2021

KEZAR LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38542	47-3366145
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Shoreline Court, Suite 300 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (650) 822-5600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	KZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2021, Kezar Life Sciences, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance LLC, a Delaware limited liability company, as lender (the “Lender”) and collateral agent (the “Agent”). The Loan Agreement provides for aggregate maximum borrowings of up to $50.0 million (the “Loan”), consisting of (i) a term loan of up to $10.0 million, which was fully funded on November 4, 2021; (ii) at the Company’s election, an additional term loan of up to $10.0 million, available for borrowing from July 1, 2022 to December 30, 2022; (iii) upon the Company achieving positive topline data in its MISSION Phase 2 clinical trial sufficient to advance the program into Phase 2(b) or a registration-enabling trial, an additional term loan of up to $20.0 million, available for borrowing through the earlier of June 30, 2023 and nine months following achievement of the aforementioned milestone (the “Tranche C Advance”); (iv) upon the Company achieving positive topline data in its PRESIDIO Phase 2 clinical trial sufficient to advance the program into a registration-enabling trial, an additional term loan of up to $20.0 million, available for borrowing through the earlier of June 30, 2023 and nine months following achievement of the aforementioned milestone (the “Tranche D Advance”); and (v) following drawing either the Tranche C Advance or the Tranche D Advance and upon the Company achieving positive safety and tolerability data from the dose escalation portion of the Phase 1 clinical trial for KZR-261 in oncology indications sufficient to advance the program into the dose expansion portion of clinical trials, an additional term loan of up to $20.0 million, available for borrowing through the earlier of December 31, 2023 and nine months following achievement of the aforementioned milestone.  The aggregate maximum borrowings under the Loan Agreement are capped at $50.0 million, irrespective of which tranches are drawn. The final maturity date of the Loan Agreement is November 1, 2026.

Initially, through November 30, 2021, the Loan will bear interest at a per annum rate of 7.9575%. Thereafter, the Loan will bear interest at a floating per annum rate (based on the actual number of days elapsed divided by a year of 360 days) equal to the sum of (a) the greater of (i) the 30-day U.S. LIBOR rate reported in The Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue and (ii) 0.08%, plus (b) 7.87%. The Loan Agreement also provides for the selection of an alternative benchmark rate in the event of the discontinuance of LIBOR or any subsequent benchmark rate.  The Company is permitted to prepay the Loan in full or in part at any time upon 10 business days’ written notice to the Lender, subject to the applicable Prepayment Fee (as defined below). Upon the earliest to occur of the maturity date, acceleration of the Loan or prepayment of the Loan, the Company is required to make a final payment equal to 6.5% of the aggregate principal amount of the Loan (the “Final Fee”). Any prepayments of the Loan, whether mandatory or voluntary, must include an amount equal to the sum of (a) the portion of the outstanding principal of the Loan being prepaid plus accrued and unpaid interest thereon through the prepayment date, (b) the Final Fee, (c) the Lender’s expenses and all other obligations that are due and payable to the Lender, and (d) a prepayment fee of (i) 2% of the portion of the Loan being prepaid if the repayment is on or before the second anniversary of the funding date of such term loan or (ii) 1.0% of the portion of the Loan being prepaid if the repayment is after the second anniversary of the funding date but on or before the third anniversary of the funding date of such term loan (the “Prepayment Fee”). There is no Prepayment Fee for any prepayments occurring after the third anniversary of the funding date of such term loan.

The Company is required to make monthly interest-only payments prior to the amortization date of January 1, 2025, which amortization date will extend to January 1, 2026 if the Company elects to borrow the Tranche C Advance or Tranche D Advance.

The Company’s obligations under the Loan Agreement are secured by a security interest in all of the assets of the Company, other than the Company’s intellectual property, which is subject to a negative pledge. The Loan Agreement contains customary representations and covenants that, subject to exceptions, restrict the Company’s ability to, among other things: declare dividends or redeem or repurchase equity interests; incur additional liens; make loans and investments; incur additional indebtedness; engage in mergers, acquisitions and asset sales; transact with affiliates; undergo a change in control; add or change business locations; and engage in businesses that are not related to its existing business.

Upon the occurrence of an event of default, a default interest rate of an additional 5% may be applied to the outstanding loan balances, and the Lender may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement. Events of default under the Loan Agreement include customary events of default, including, but not limited to: (i) failure to (a) make any payment of principal or interest on its due date, or (b) pay any other obligations within three business days after such obligations are due and payable; (ii) failure to perform any obligation under specified covenants; (iii) the occurrence of a material adverse change; (iv) the Company or any of its subsidiaries being or becoming insolvent, beginning an insolvency proceeding, or becoming subject to an insolvency proceeding that is not dismissed or stayed within 45 days; (v) a default under any agreement with a third party resulting in a right by such third party to accelerate the maturity of any indebtedness in an amount in excess of $500,000 or that could reasonably be expected to have a material adverse change; (vi) the rendering of judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least $500,000 that remain unsatisfied, unvacated, or unstayed for a period of 10 days after the entry thereof; (vii) revocation, rescission, suspension or adverse modification of any governmental approval, or non-renewal of a governmental approval in the ordinary course for a full term, that could reasonably be expected to result in a material adverse change; (viii) failure of a lien created under the Loan Agreement or any other loan document to constitute a valid and perfected lien on any of the collateral purported to be secured thereby, subject to no prior or equal lien, other than permitted liens; and (ix) the delisting of the Company’s shares of common stock.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Loan Agreement, a copy of which the Company will file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2021.

Item 2.02. Results of Operations and Financial Condition.

On November 9, 2021, the Company issued a press release announcing its financial results for the fiscal quarter ended September 30, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided under this Item 2.02 in this Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 relating to the Loan Agreement is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of the Company, dated November 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEZAR LIFE SCIENCES, INC.

By:	/s/ Marc L. Belsky
Marc L. Belsky
Chief Financial Officer and Secretary

Dated:  November 9, 2021